SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 FORM 8-K/A
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                             February 10, 2000
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                     (Date of earliest event reported)


                          ESC MEDICAL SYSTEMS LTD.
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           (Exact Name of Registrant as Specified in its charter)

       Israel                        0-27572                    N/A
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(State or Jurisdiction of       (Commission File No.)         (IRS Employer
Incorporation                                               Identification No.)

                    P.O. Box 240, Yokneam 20692, Israel
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        (Address of principal executive offices, including zip code)

                             011-972-4-959-9000
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            (Registrant's Telephone number, including area code)

                               No Applicable
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       (Former name or former address, if changed since last report)


Item 4.    Change in Registrant's Certifying Accountants.

On February 10, 2000, the client/auditor relationship between ESC Medical Systems Ltd. (the "Company") and Luboshitz Kasierer ("LKC"), the Company's independent accountants, ceased. During the years ended December 31, 1998 and 1997, and the subsequent interim period through February 10, 2000 (the date LKC ceased to be the Company's independent accountants), (i) there were no disagreements with LKC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of LKC, would have caused LKC to make a reference to the subject matter of the disagreements in connection with its reports in the financial statements for such years and (ii) there were no "reportable events" as described in Items 304(a)(1)(iv) of Regulations S-K. The independent accountant's report of LKC on the Company's consolidated financial statements for the years ended December 31, 1998 and 1997 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The registrant has requested that LKC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated February 10, 2000 is filed as Exhibit 16 to this Form 8-K.

On January 17, 2000 the Company has decided to appoint, with the approval of the Company's Board of Directors, the firm of Brightman, Almagor & Co., member firm of Deloitte, Touche, Tohmatsu as its independent accountants replacing LKC.

Item 7.    Financial Statements and Exhibits
a.)        Exhibits.
           Exhibit 16   Letter of Luboshitz Kasierer


                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ESC MEDICAL SYSTEMS LTD.

                                      By:  /s/  Yacha Sutton
                                      --------------------------------
                                      Name:    Yacha Sutton
                                      Title:   Chief Executive Officer


Dated:   February 29, 2000